UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                          FORM 8-K
                       CURRENT REPORT

           Pursuant to Section 13 or 15 (d) of the
               Securities Exchange Act of 1934

                        January 3, 1996

      Date of Report (date of earliest event reported)


                     FIRST NATIONAL BANCORP
      (exact name of registrant as specified in its charter)


           Georgia           0-10657           58-1415138
        (state or other     (Commission       (IRS Employer
        jurisdiction of     File No.)         Identification
        of incorporation)                     Number)

                    303 Jesse Jewell Parkway, Suite 700,
                        Gainesville, Georgia 30501
             (address of principal executive office)(zip code)

                          (770) 503-2000

    (Registrant's telephone number, including area code)


                           No Change
   (Former name or address, if changed since last report)








Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     KPMG Peat Marwick LLP was previously the principal accountant for First National Bancorp. On January 3, 1996, that firm's appointment as principal accountant was terminated, since the financial statements and results of operations will be included with the restated financial statements of Regions Financial Corporation due to the merger of First National Bancorp with Regions Financial Corporation. The decision to terminate the firm's appointment was subsequently recommended to and approved by the audit committee of the board of directors on February 6, 1996.

     In connection with the audits of the consolidated financial statements of First National Bancorp and subsidiaries for each of the two fiscal years ended December 31, 1994, and the subsequent interim period through January 3, 1996, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. KPMG Peat Marwick LLP has advised First National Bancorp that certain matters did come to their attention, which may be regarded as reportable events as defined in Regulation S-K, Item 304(a)(1)(v)(C)(1), as follows: First National Bancorp recorded accounting adjustments related to the allowance for loan losses, valuation of other real estate, income taxes, restructuring charges for a proposed merger, and certain accrued liabilities in the fourth quarter of 1995.

     Financial information for the quarter and year ended December 31, 1995 has not been released and has not been audited or reviewed by KPMG Peat Marwick LLP. Upon further review and careful consideration of the appropriate accounting literature by First National Bancorp, the restructuring charges were reversed. With regard to the remaining fourth quarter adjustments, these adjustments have been recorded based upon the appropriate events and support and are consistent with First National Bancorp's accounting policies and Generally Accepted Accounting Principles.

     The audit reports of KPMG Peat Marwick LLP on the consolidated financial statements of First National Bancorp and subsidiaries as of and for the years ended December 31, 1994 and 1993, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

     KPMG Peat Marwick LLP's report dated January 27, 1995, except as to Note 2, which is as of July 3, 1995, and except as to Note 19, which is as of October 22, 1995, refers to a change in the method of accounting for investment securities to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" at December 31, 1993, a change in method of accounting for income taxes in 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", and a change in the method of accounting for postretirement benefits other than pensions in 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions".

     A letter from KPMG Peat Marwick LLP is attached as Exhibit A.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FIRST NATIONAL BANCORP
                                   (Registrant)


                                   By:  s/Peter D. Miller
                                       Peter D. Miller
                                       President, C.A.O. and C.F.O.





Date:  February 6, 1996
                                         EXHIBIT "A"

                        February 6, 1996


Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

     We were previously principal accountants for First National Bancorp and, under the date of January 27, 1995, except as to note 2, which is as of July 3, 1995, and except as to note 19, which is as of October 22, 1995, we reported on the consolidated financial statements of First National Bancorp and subsidiaries as of and for the years ended December 31, 1994 and 1993. Our report refers to a change in the method of accounting for investment securities to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" at December 31, 1993, a change in the method of accounting for income taxes in 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", and a change in the method of accounting for postretirement benefits other than pensions in 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions".

     On January 3, 1996, we were notified that our appointment as principal accountants was terminated. It is our understanding that termination is subject to approval of the audit committee of the board of directors. We have read First National Bancorp's statement included under Item 4 of its Form 8-K dated January 3, 1996, and we agree with such statements, except that we had general discussions with First National Bancorp about the appropriate accounting literature with regard to the recognition of restructuring charges and are not in a position to agree or disagree with First National Bancorp's statements regarding the recording and subsequent reversal of the restructuring charges.

     Without further investigation, we are not in a position to agree or disagree with First National Bancorp's statement that the other adjustments recorded in the fourth quarter are based upon the appropriate events and support and are consistent with First National Bancorp's accounting policies and Generally Accepted Accounting Principles.

     We are also not in a position to agree or disagree with First National Bancorp's statement that the termination was approved by the audit committee of the board of directors.

Very truly yours,

s/KPMG PEAT MARWICK LLP